Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Condensed Consolidated Financial Statements

September 30, 2007 and 2006

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	September 30,	December 31,
	2007	2006

ASSETS
Current Assets:
Cash and cash equivalents	$6,549	$7,919
Accounts receivable, trade (less allowance for doubtful accounts of $1,810 and $4,066)	135,395	124,729
Accounts receivable-affiliates, net	1,251	1,835
Feature film inventory, net	111,399	109,109
Prepaid expenses and other current assets	8,343	11,340
Deferred tax asset	849	5,997
Total current assets	263,786	260,929

Property and equipment, net of accumulated depreciation of $23,630 and $30,159	18,260	19,890
Feature film inventory, net	376,015	352,059
Deferred carriage fees, net	131,876	145,113
Deferred financing costs, net of accumulated amortization of $6,313 and $5,403	14,333	19,431
Affiliation agreement intangibles, net of accumulated amortization of $352,997 and $319,676	244,159	277,480
Other intangible assets, net of accumulated amortization of $52,621 and $45,037	46,830	54,414
Excess costs over fair value of net assets acquired	50,957	52,586
Other assets	17,749	16,922
	$1,163,965	$1,198,824
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$10,261	$8,872
Accrued liabilities:
Interest	7,378	33,715
Employee related costs	12,668	13,294
Deferred carriage fees payable	18,558	41,361
Other accrued expenses	7,732	6,790
Accounts payable to affiliates, net	19,559	13,056
Feature film rights payable	101,185	98,992
Deferred revenue	14,052	8,525
Capital lease obligations	469	639
Bank debt	18,750	—
Total current liabilities	210,612	225,244

Feature film rights payable	300,518	305,276
Deferred tax liability, net	99,000	104,584
Capital lease obligations	9,155	10,868
Senior notes	298,678	298,476
Senior subordinated notes	323,247	497,011
Bank debt	481,250	510,000
Other liabilities	14,804	17,814
Total liabilities	1,737,264	1,969,273
Commitments and contingencies
Member’s deficiency	(573,299)	(770,449)

	$1,163,965	$1,198,824

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Three and Nine Months Ended September 30, 2007 and 2006

(Dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Revenues, net	$164,387	$144,483	$489,457	$441,738
Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	44,892	41,132	138,385	134,694
Selling, general and administrative	43,041	36,353	130,165	129,139
Restructuring charges	583	—	1,508	—
Depreciation and amortization	14,685	15,347	44,553	46,011
	103,201	92,832	314,611	309,844
Operating income	61,186	51,651	174,846	131,894
Other income (expense):
Interest expense	(27,781)	(30,383)	(86,810)	(95,288)
Interest income	273	483	680	3,405
Write-off of deferred financing costs	(2,919)	(6,084)	(2,919)	(6,084)
Loss on extinguishment of debt	(19,113)	—	(19,113)	—
Miscellaneous, net	128	(13)	322	(23)
	(49,412)	(35,997)	(107,840)	(97,990)
Income before income taxes	11,774	15,654	67,006	33,904
Income tax expense	(5,208)	(6,237)	(27,554)	(13,546)
Income before cumulative effect of a change in accounting principle	6,566	9,417	39,452	20,358
Cumulative effect of a change in accounting principle, net of taxes	—	—	—	(121)
Net income	$6,566	$9,417	$39,452	$20,237

See accompanying notes to

 condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF MEMBER’S DEFICIENCY

Nine Months Ended September 30, 2007

(Dollars in thousands)

(unaudited)

Balance, December 31, 2006	$(770,449)

Capital distributions	(75,884)
Capital contributions	233,582
Net income	39,452

Balance, September 30, 2007	$(573,299)

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2007 and 2006

(Dollars in thousands)

(unaudited)

	2007	2006
Cash flows from operating activities:
Income before cumulative effect of a change in accounting principle	$39,452	$20,358
Adjustments to reconcile income before cumulative effect of a change in accounting principle to net cash provided by operating activities:
Depreciation and amortization	44,553	46,011
Cablevision share-based compensation expense allocations	6,875	7,843
Amortization of feature film inventory	89,151	84,223
Amortization of deferred carriage fees	15,908	14,570
Amortization and write-off of deferred financing costs and discounts on indebtedness	5,581	8,919
Loss on extinguishment of debt	19,113	—
Provision for (recoveries of) doubtful accounts, net	372	(203)
Investment securities received from a customer bankruptcy settlement	(777)	—
Loss on investment securities	13	—
Unrealized foreign currency transaction gain, net	(212)	—
Deferred income tax expense (benefit)	129	(8,744)
Changes in assets and liabilities:
Accounts receivable, trade	(10,826)	4,806
Accounts receivable-affiliates, net	584	520
Proceeds from the sale of trading securities	764	—
Prepaid expenses and other assets	2,170	4,834
Feature film inventory	(115,397)	(74,473)
Deferred carriage fees	(2,671)	(23)
Accounts payable and accrued expenses	(19,105)	14,771
Accounts payable to affiliates, net	30,013	15,963
Feature film rights payable	(2,565)	(16,298)
Deferred carriage fees payable	(25,803)	(23,339)
Other long-term liabilities	(10)	(25,507)
Net cash provided by operating activities	77,312	74,231

Cash flows from investing activities:
Capital expenditures	(3,212)	(3,138)
Net cash used in investing activities	(3,212)	(3,138)

Cash flows from financing activities:
Cash distributions to parent	(74,820)	(135,000)
Cash contributions from parent	203,000	—
Additions to deferred financing costs	—	(5,369)
Proceeds from bank debt	23,000	538,000
Repayment of bank debt	(33,000)	(595,500)
Redemption of senior subordinated notes	(193,158)	—
Principal payments on capital lease obligations	(492)	(1,483)
Net cash used in financing activities	(75,470)	(199,352)

Net decrease in cash and cash equivalents	(1,370)	(128,259)

Cash and cash equivalents at beginning of period	7,919	148,002

Cash and cash equivalents at end of period	$6,549	$19,743

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(unaudited)

NOTE 1.                BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”). Rainbow Programming Holdings LLC (“Rainbow Programming Holdings”), an indirect wholly owned subsidiary of Cablevision, owns 100% of the membership interests in the Company. The Company is a holding company with no independent operations of its own. Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv and IFC. The Company’s condensed consolidated financial statements have been derived from the condensed consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations. The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

NOTE 2.                BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934. Accordingly, these unaudited condensed consolidated financial statements do not include all the information and notes required for complete annual financial statements.

The condensed consolidated financial statements as of September 30, 2007 and for the three and nine months ended September 30, 2007 and 2006 presented herein are unaudited; however, in the opinion of management, such condensed consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2007.

The interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2006.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Advertising revenue is recognized when commercials are aired. Through 2006, such revenue was recorded in accordance with the broadcast year which ends on the Sunday on or prior to the last day of each quarter, which was December 31, 2006 for the fourth quarter of 2006. Effective January 1, 2007, advertising revenue is recorded for each quarter based on the calendar year.

Comprehensive income for the three and nine months ended September 30, 2007 and 2006 equals net income for the respective periods.

NOTE 3.                CASH FLOWS

For purposes of the condensed consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

During the nine months ended September 30, 2007 and 2006, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Nine Months Ended September 30,
	2007	2006
Non-Cash Investing and Financing Activities:
Deemed capital contributions from affiliate related to income taxes and other taxes	$23,707	$21,004
Deemed capital distribution and related income tax effect for adjustment to intangible asset basis (see Note 7)	(1,629)	—
Capital lease obligations	—	11,751
Cumulative effect of a change in accounting principle	—	121

Supplemental Data:
Cash interest paid	110,485	107,777
Income taxes paid	2,441	1,778

In 2007, the Company transferred a capital lease obligation for transponder space of $1,391 to an affiliate which resulted in a decrease in property and equipment, net, of $1,285 and an increase in accounts payable to affiliates of $106.

NOTE 4.                RECENTLY ADOPTED ACCOUNTING STANDARDS

On January 1, 2007, Cablevision adopted Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes - an interpretation of SFAS No. 109. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of an income tax position taken or expected to be taken in an income tax return. The adoption of FIN 48 on January 1, 2007 by Cablevision had no impact on the Company’s financial statements.

NOTE 5.                RESTRUCTURING

During the nine months ended September 30, 2007, the Company recorded restructuring charges of $1,508 for employee severance. At September 30, 2007, unpaid balances of approximately $583 are reflected as accounts payable to affiliates, net in the condensed consolidated balance sheet as such restructuring charges were allocated to the Company from Rainbow Media Holdings LLC (the Company’s indirect parent).

NOTE 6.                INCOME TAXES

The Company is a single-member limited liability company, indirectly wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a subsidiary of Rainbow Media Holdings LLC (the Company’s indirect parent), a taxable corporation. RME is an indirect wholly-owned subsidiary of Cablevision. As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal income tax purposes. Accordingly, based upon the provisions of SFAS No. 109, the income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the nine months ended September 30, 2007 and 2006 of $27,554 and $13,546, respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state income taxes, non-deductible expenses and, for 2007, tax expense of $1,074 including accrued interest recorded pursuant to FIN 48 and tax expense of $551 for the impact of a change in the state rate used to measure deferred taxes.

Interest expense related to income tax liabilities recognized in accordance with the provisions of FIN 48 is included in income tax expense. Interest expense of $147, net of deferred tax benefit of $86, has been recognized in the nine months ended September 30, 2007 and is included in income tax expense in the statement of income.

As of January 1, 2007, the Company had no liabilities for uncertain income tax positions. As of September 30, 2007, the Company had a liability of $1,659 for uncertain income tax positions, including accrued interest, which is included in other long-term liabilities.

AMC and WE tv are presently under audit by the City of New York with regard to the unincorporated business tax for 2003 through 2005.  IFC is currently being audited by the City of New York with regard to the unincorporated business tax for 2004.  Management does not believe that the resolution of these audits will have a material adverse impact on the financial position of the Company. Changes in the liabilities for uncertain tax positions will be recognized in the interim period in which the positions are effectively settled or there is a change in factual circumstances.

Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a separate company basis that the Company does not pay directly have been reflected as deemed capital contributions to the Company from its parent. Such contributions amounted to $23,652 and $21,004 for the nine months ended September 30, 2007 and 2006, respectively.

NOTE 7.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at September 30, 2007 and December 31, 2006:

	September 30, 2007	December 31, 2006	Estimated Useful Lives

Gross carrying amount of amortizable intangible assets
Affiliation agreements	$597,156	$597,156	10 years
Advertiser relationships	90,738	90,738	7 to 10 years
Other intangibles	8,713	8,713	10 years
	696,607	696,607

Accumulated amortization
Affiliation agreements	352,997	319,676
Advertiser relationships	43,908	36,520
Other intangibles	8,713	8,517
	405,618	364,713

Indefinite-lived intangible assets
Excess costs over the fair value of net assets acquired	50,957	52,586

Total intangible assets, net	$341,946	$384,480

	Nine Months Ended September, 30, 2007	Year Ended December 31, 2006
Aggregate amortization expense	$40,905	$55,716

Estimated amortization expense
Year ending December 31, 2007	$54,396
Year ending December 31, 2008	53,796
Year ending December 31, 2009	52,487
Year ending December 31, 2010	51,531
Year ending December 31, 2011	51,531

In the first quarter of 2007, an adjustment of $1,629 was recorded to reduce excess costs over the fair value of net assets acquired that was pushed down to the Company from Rainbow Media Holdings LLC in prior years. This adjustment to basis was recorded as a deemed capital distribution to Rainbow Media Holdings LLC amounting to $1,064 in addition to the reduction of the related deferred income tax liability of $565.

NOTE 8.                SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE tv) and IFC. These reportable segments are strategic business units that are managed separately. The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring charges or credits), a non-GAAP measure. The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure. Information as to the operations of the Company’s business segments is set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues, net
AMC Networks	$138,991	$121,974	$414,719	$373,756
IFC	25,396	22,509	74,738	67,982
Total	$164,387	$144,483	$489,457	$441,738

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Adjusted operating cash flow
AMC Networks	$68,749	$62,125	$204,129	$166,241
IFC	9,121	7,197	23,653	19,507
Total	$77,870	$69,322	$227,782	$185,748

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Depreciation and amortization
AMC Networks	$13,716	$14,056	$41,572	$42,105
IFC	969	1,291	2,981	3,906
Total	$14,685	$15,347	$44,553	$46,011

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Share-based compensation expense
AMC Networks	$1,111	$1,807	$5,459	$6,231
IFC	305	517	1,416	1,612
Total	$1,416	$2,324	$6,875	$7,843

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Restructuring charges
AMC Networks	$387	$—	$1,151	$—
IFC	196	—	357	—
Total	$583	$—	$1,508	$—

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Operating income
AMC Networks	$53,535	$46,261	$155,947	$117,905
IFC	7,651	5,390	18,899	13,989
Total	$61,186	$51,651	$174,846	$131,894

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Income before income taxes
Total operating income for reportable segments	$61,186	$51,651	$174,846	$131,894
Items excluded from operating income:
Interest expense	(27,781)	(30,383)	(86,810)	(95,288)
Interest income	273	483	680	3,405
Write-off of deferred financing costs	(2,919)	(6,084)	(2,919)	(6,084)
Loss on extinguishment of debt	(19,113)	—	(19,113)	—
Miscellaneous, net	128	(13)	322	(23)
Income before income taxes	$11,774	$15,654	$67,006	$33,904

	September 30,	December 31,
	2007	2006
Assets
AMC Networks	$1,607,097	$1,462,607
IFC	245,087	233,892
RNS Parent	20,848	27,265
Deferred tax asset	849	5,997
Intersegment eliminations (1)	(709,916)	(530,937)
	$1,163,965	$1,198,824

	Nine Months Ended September 30,
	2007	2006
Capital expenditures
AMC Networks	$1,980	$2,759
IFC	1,232	379
Total	$3,212	$3,138

(1)                 Primarily represents intercompany receivables from RNS Parent recorded on the balance sheets of AMC Networks and IFC.

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables. Cash is invested in money market funds and bank time deposits. The Company’s cash investments are placed with money market funds or financial institutions that have received the highest rating awarded by Standard & Poor’s and Moody’s Investors Service. The Company selects money market funds that predominately invest in marketable, direct obligations issued or guaranteed by the United States government or its agencies, commercial paper, fully collateralized repurchase agreements, certificates of deposit, banker’s acceptances and time deposits. The Company had three customers that in the aggregate accounted for approximately 32% of the Company’s consolidated net trade receivable balances at September 30, 2007 and December 31, 2006, which exposes the Company to a concentration of credit risk. These customers in the aggregate accounted for approximately 39% of the Company’s net revenues for the nine months ended September 30, 2007 and 2006.

NOTE 9.                LEGAL MATTERS

The Company is subject to various claims in the ordinary course of business. Although the outcome of these matters cannot be predicted with certainty and the impact of the final resolution of these matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court. The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.

Accounting Related Investigations

The improper expense recognition matter previously reported by Cablevision has been the subject of investigations by the Securities and Exchange Commission (“SEC”) and the U.S. Attorney’s Office for the Eastern District of New York. The SEC is continuing to investigate the improper expense recognition matter and Cablevision’s timing of recognition of launch support, marketing and other payments under affiliation agreements.

Stock Option Related Matters

Cablevision and CSC Holdings, Inc. (“CSC Holdings”) announced on August 8, 2006 that, based on a voluntary review of past practices in connection with grants of stock options and stock appreciation rights (“SARs”), they had determined that the grant date and exercise price assigned to a number of their stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the fair market value of Cablevision’s common stock on the actual grant date. The review was conducted with a law firm that was not previously involved with the Cablevision stock option plans. Cablevision and CSC Holdings have advised the SEC and the U.S. Attorney’s Office for the Eastern District of New York of these matters and each has commenced an investigation. Cablevision and CSC Holdings have received a grand jury subpoena from the U.S. Attorney’s Office for the Eastern District of New York seeking documents related to the stock option issues. Cablevision and CSC Holdings have also received a document request from the SEC relating to its informal investigation into these matters. Cablevision and CSC Holdings continue to fully cooperate with such government investigations.

NOTE 10.              DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company’s debt instruments are summarized as follows:

	September 30, 2007
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$500,000	$500,000
Senior notes	298,678	319,585
Senior subordinated notes	323,247	352,339
	$1,121,925	$1,171,924

	December 31, 2006
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$510,000	$510,000
Senior notes	298,476	313,400
Senior subordinated notes	497,011	551,682
	$1,305,487	$1,375,082

In August 2007, the Company redeemed 35% of its senior subordinated notes (see Note 13).

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 11.              DOLAN FAMILY GROUP TRANSACTION

On May 2, 2007, Cablevision entered into a merger agreement with Central Park Holding Company, LLC (“Dolan Family Acquisition Company”), an entity owned by the Dolan Family Group, and Central Park Merger Sub, Inc. The terms of the merger agreement provided that Central Park Merger Sub, Inc. would be merged with and into Cablevision and, as a result, Cablevision would continue as the surviving corporation and a wholly-owned subsidiary of Dolan Family Acquisition Company (the “Proposed Merger”).

On October 24, 2007, the Proposed Merger was submitted to a vote of Cablevision’s shareholders and did not receive Cablevision shareholder approval. Subsequently, the parties terminated the merger agreement pursuant to its terms.

NOTE 12.              TRANSACTIONS

Affiliation Agreements

On April 30, 2007, Rainbow Media Holdings LLC entered into a purchase agreement with Comcast Corporation for the sale of its interests in subsidiaries which operate two regional television sports programming networks. Contemporaneously with the execution of the purchase agreement relating to the sale of such networks, subsidiaries of the Company and Comcast Corporation entered into or extended affiliation agreements relating to the carriage of AMC, IFC and WE tv.

NOTE 13.              DEBT

On July 24, 2007, the Company entered into an equity commitment agreement with its sole member, Rainbow Programming Holdings, pursuant to which Rainbow Programming Holdings agreed to purchase additional membership interests in the Company for an aggregate purchase price of $203,000. The Company used the proceeds of the investment by Rainbow Programming Holdings to redeem $175,000 in aggregate principal amount of its 10-3/8% senior subordinated notes due 2014, representing 35% of the outstanding notes at a redemption price equal to 110.375% of the principal amount of the notes plus accrued and unpaid interest to August 31, 2007, the redemption date. In connection with the redemption, the Company recognized a loss on extinguishment of debt of $19,113, representing primarily the redemption premium and wrote-off the related unamortized deferred financing costs of $2,919.